Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

LTC Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457	(o)(2)			$200,000,000	0.0000927	$18,540

Fees Previously Paid	N/A	N/A	N/A		N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A		N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts						$200,000,000		$18,540
	Total Fees Previously Paid								N/A
	Total Fee Offsets								$18,540
	Net Fee Due								$0

(1)	The filing fee has been offset against the $200,000,000 aggregate initial offering price of securities that were previously registered pursuant to the Registrant's prospectus supplement dated March 1, 2019 pursuant to the Registration Statement No. 333-229966 filed on February 28, 2019, and were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, $18,540 of the registration fee that was previously paid and remains unused with respect to securities that were previously registered pursuant to the prior prospectus supplement and were not sold thereunder is being applied to the registration fee of $18,540 due for this offering. Due to this offset, no additional registration fee is due at this time. The Registrant has completed any offering that included the unsold securities associated with the claimed offset under Registration Statement No. 333-229966, which will expire on February 28, 2022.

(2)	The registration fee has been transmitted to the SEC in connection with the offering of common stock pursuant to the registration statement No. 333-[____] by means of this prospectus supplement in accordance with Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price, and Rules 456(b) and 457(r) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	LTC Properties, Inc.	424B5	333-229966	3/1/2019		$18,540	Equity	Common Stock, $0.01 par value per share	Common Stock, $0.01 par value per share	$200,000,000
Fee Offset Source	LTC Properties, Inc.	424B5	333-229966		3/1/2019						$5,698
Fee Offset Source	LTC Properties, Inc.	424B2	333-209161		8/1/2016						$8,056
Fee Offset Source	LTC Properties, Inc.	424B2	333-209161		2/22/2016						$4,786